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                                                                    Exhibit 3.17


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     CAPSTAR MEDALLION DALLAS PARTNERS, L.P.

         This Certificate of Limited Partnership of CapStar Medallion Dallas Partners L.P. is duly executed and filed by EquiStar Acquisition Corporation, a Delaware corporation to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. Section 17-101 et. seq.).

         1. The name of the limited partnership formed hereby is CapStar Medallion Dallas Partners, L.P. (the "Partnership").

         2. The address of the registered office of the Partnership in the State of Delaware is 15 East North Street, Dover, Delaware 19901. The Partnerships registered agent at that address is United Corporate Services, Inc.

         3. The name and mailing address of the general partner is:

              EquiStar Acquisition Corporation
              1010 Wisconsin Avenue, N.W., Suite 650
              Washington, D.C. 20007

         IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed by its authorized officer who affirms that the facts set forth herein are true under the penalties of perjury thus 15th day of September, 1997.

                                              EquiStar Acquisition Corporation

                                              By: /s/ John E. Plunket
                                                  ----------------------
                                              Name:  John E. Plunket
                                              Title: Vice President